WLK    1/5/96                                  PERFORMANCE CALCULATION

                                             THE COLONIAL FUND - CLASS A

                                                 Year End: 10/31/95

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




                       1 YEAR ENDED 10/31/195     5 YEARS ENDED 10/31/9    10 YEARS ENDED 10/31/95

                  Standard     Non-Standard   Standard    Non-Standard  Standard   Non-Standard
                   ------------ ------------- ------------ ------------  ---------- ------------------
Initial Inv.     $1,000.00     $1,000.00     $1,000.00    $1,000.00    $1,000.00   $1,000.00
Max. Load             5.75%                      5.75%                     5.75%

Amt. Invested      $942.50     $1,000.00      $942.50     $1,000.00     $942.50    $1,000.00
Initial NAV          $8.06         $8.06        $5.70         $5.70       $5.22        $5.22
Initial Shares     116.935       124.069      165.254       175.336     180.556      191.571

Shares From Dist.   11.389        12.084       58.368        61.930     192.569      204.318
End of Period NAV    $8.94         $8.94        $8.94         $8.94       $8.94        $8.94

Total Return         14.72%        21.72%       99.92%       112.12%     233.57%      253.92%

Average Annual
 Total Return        14.72%        21.72%       14.86%        16.23%      12.80%       13.47%
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WLK/     1/5/96                               PERFORMANCE CALCULATION

                                            THE COLONIAL FUND - CLASS B

                                                Year End: 10/31/95

                                              Inception Date: 5/5/92
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




                                                 SINCE INCEPTION
                          1 YEAR ENDED 10/31/195   5/5/92 to 10/31/95

                      Standard    Non-Standard   Standard     Non-Standard
                      ------------ --------------  ----------- --------------------
Initial Inv.        $1,000.00     $1,000.00      $1,000.00    $1,000.00

Amt. Invested       $1,000.00     $1,000.00      $1,000.00    $1,000.00
Initial NAV            $8.05          $8.05         $7.47         $7.47
Initial Shares       124.224        124.224       133.869       133.869

Shares From Dist.     11.101         11.101        27.116        27.116
End of Period NAV      $8.93          $8.93         $8.93         $8.93

CDSC                    5.00%                        3.00%
Total Return           15.84%         20.84%        40.76%        43.76%

Average Annual
 Total Return          15.84%         20.84%        10.28%        10.95%

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WLK/      1/5/96                                 PERFORMANCE CALCULATION

                                                 THE COLONIAL FUND - CLASS Z

                                                     Year End: 10/31/95

                                                   Inception Date: 7/28/95
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




                                                SINCE INCEPTION
                                               5/5/92 to 10/31/95

                                                 Non-Standard
                                              --------------------
Initial Inv.                                        $1,000.00

Amt. Invested                                       $1,000.00
Initial NAV                                             $8.81
Initial Shares                                        113.507

Shares From Dist.                                       0.608
End of Period NAV                                       $8.94

CDSC
Total Return                                             2.02%

Average Annual
 Total Return                                             N/A

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